UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2025, Prime World International Holdings, Ltd. (“Prime World”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a credit facility with Taishin International Bank in Taiwan (the “Bank”), consisting of a NT$100,000,000 line of credit (the “NT$100M Credit Line”) and a US$2,000,000 line of credit (the “US$2M Credit Line”, collectively, with the NT$100M Credit Line, the “Credit Facility”).

Prime World may utilize the Credit Facility from November 27, 2025 through October 31, 2026. Borrowings under the NT$100M Credit Line may be drawn as short-term loans, each with a three-month draw term. The current interest rate is approximately 2.5%, but the rate for each draw remains subject to separate negotiation, and the facility may be used on a revolving basis. Interest on outstanding borrowings will be payable monthly, and all principal amounts will be due at the end of the applicable draw term.

In contrast, the US$2M Credit Line is a derivatives-based facility rather than a loan facility and may be used by Prime World to enter into foreign exchange hedging transactions, including the Bank’s foreign-exchange-linked products. Pricing for each hedging transaction will be determined based on the Bank’s prevailing foreign exchange rates or quoted terms at the time the transaction is executed.

Prime World’s obligations under the Credit Facility will be secured by a promissory note executed between Prime World and the Bank. The agreements for the Credit Facility contain representations and warranties, and events of default applicable to Prime World that are customary for agreements of this type.

The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights and obligations under the Credit Facility and is qualified in its entirety by reference to the translation of the full text of the Approval Notice of Credit Line, General Agreement for Financial Transaction, Loan Agreement, and Promissory Note which are attached as Exhibit 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facility is incorporated by reference herein and made a part hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Translation of the Approval Notice of Credit Line, dated October 20, 2025.

10.2	Translation of the General Agreement for Financial Transaction, dated November 27, 2025, between Prime World International Holdings Ltd. and Taishin International Bank.

10.3	Translation of the Loan Agreement, dated November 27, 2025, between Prime World International Holdings Ltd. and Taishin International Bank.

10.4	Translation of the Promissory Note, dated November 27, 2025, between Prime World International Holdings Ltd. and Taishin International Bank.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name:	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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